GLAS-AIRE INDUSTRIES GROUP LTD.
                                  Common Stock
                               Purchase Agreement
                               ------------------

                                                                    July 7, 1999

Dr. Edward E. Gatz
10029 Frederick Street
Omaha NE 68124

Dear Mr. Gatz:

     Glas-Aire Industries Group Ltd., a Nevada corporation (the "Company"), proposes, subject to the terms and conditions stated herein, to issue and sell to you (the "Purchaser"), an aggregate of 144,000 shares of the Company's Common Stock $0.01 par value (the "Securities") in exchange for 594,000 shares of the common stock of Regency Affiliates, Inc. (the "Regency Shares"). This transaction in being undertaken in reliance upon Rule 506 adopted under the United States Securities Act of 1933, as amended (the "Act"). It is our understanding that you are an "accredited investor" (within the meaning of Rule 501 adopted under the Act).

     1. The Company represents and warrants to, and agrees with, the Purchaser that:

          (a) Copies of the Company's Forms 10-KSB for the years ended January 31, 1999 and 1998, the Company's Forms 10-QSB for the quarters ended April 30, 1999 and 1998, the Company's Form 10-QSB for the quarter ended July 31, 1998, the Company's Form 10-QSB for the quarter ended October 31, 1998, and the Company's Form 8-K relating to the recent change in control of the Company, have been provided to the Purchaser. The documents referred to in the previous sentence that have been filed with the United States Securities and Exchange Commission shall hereinafter be referred to at the "1934 Act Reports."

          (b) The Company has not sustained since the date of the latest audited financial statements included in the Form 10-KSB for the year ended January 31, 1999 (the "Latest 10-K"), any material loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and, since the date as of which information is given in the Latest 10-K there has not been any material change in the capital stock or long-term debt of the Company or any material adverse change, or development in the general affairs, financial position, stockholders' equity or results of operations of the Company otherwise than as set forth or contemplated in the 1934 Act Reports;

          (c) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of Nevada, with corporate power and authority to own its properties and conduct its business as described in the 1934 Act Reports; and the Company has full corporate power and authority to execute and deliver, and perform its obligations under, this Agreement;

          (d) The Company has an authorized capitalization as set forth in the Latest 10-K, and all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and nonassessable;

          (e) The Securities have been duly authorized and, when issued and delivered pursuant to this Agreement, will have been duly executed, issued and delivered; and the Securities conform, in all material respects, to the descriptions thereof in the 1934 Act Reports;

          (f) The issue and sale of the Securities and the compliance by the Company with all of the provisions of the Securities and this Agreement and the consummation of the transactions herein and therein contemplated will not materially conflict with or result in a material breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, sale/leaseback agreement, loan agreement, or other agreement or instrument to which the Company is a party or by which the Company is bound or to which any of the property or assets of the Company is subject;

          (g) Other than as set forth or contemplated in the 1934 Act Reports, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject other than litigation or other proceedings which, in the opinion of the Company, will not in the aggregate have a material adverse effect on the general affairs, financial position, stockholders' equity or results of operations of the Company and its subsidiaries, on a consolidated basis (a "Material Adverse Effect"); and, to the best of the knowledge of the Company's officers, no such proceedings are threatened or contemplated by governmental authorities or threatened by others; and

          (h) This Agreement has been duly authorized, executed and delivered by the Company.

     2. Subject to the terms and conditions herein set forth, the Company agrees to issue and sell to the Purchaser, and the Purchaser agrees to purchase from the Company, 144,000 shares of the Securities in exchange for the Regency Shares. The parties agree that the value of the Securities being issued is $3.63 per share and that the value of the Regency Shares being exchanged for the Securities is equal to or greater than the value of the Securities.

     3. The Purchaser hereby represents, warrants and agrees with the Company that:

          (a) He is the beneficial owner of the Regency Shares which he is exchanging for the Securities in this transaction. Further, he is transferring the Regency Shares free of any liens, claims, pledges, judgments or other encumbrances.

          (b) He is a sophisticated investor with such knowledge and experience in financial matters that he is capable of evaluating the relative risks and merits of acquiring the Securities.

          (c) He has thoroughly read this Agreement, and has had the opportunity
     to  review  this  Agreement  with  a  competent   legal  and/or   financial
     professional advisor of his choice.

          (d) He has reviewed and is familiar with the Company's 1934 Act Reports, and has been provided with copies of all recent filings with the Securities and Exchange Commission.

          (e) He will execute and deliver to the Company any documents, or do any other act or thing, which the Company may reasonably request in connection with the acquisition of the Securities.

          (f) He is able to bear the economic risk of an investment in the Securities for an indefinite period of time, and further, could bear a total loss of the investment and not change his standard of living which existed at the time of such investment.

          (g) He is acquiring the Securities for his own account for investment and without the intention of redistributing the same on the open market. Further, he is aware that the Securities have not been registered under the Securities Act of 1933 nor the securities act of any state and other than a resale in an exempt transaction may not be sold, transferred for value, pledged, hypothecated, or otherwise encumbered in the absence of an effective registration of them under the Securities Act of 1933 and/or the securities laws of any applicable state or in the absence of an opinion of counsel acceptable to the Company and/or its stock transfer agent that such registration is not required under such act or acts. Further, he is aware that the Certificates evidencing the Securities purchased hereunder may include the above-described restrictions. He acknowledges that the Company is transferring the Securities pursuant to an exemption from registration under the Securities Act of 1933, as amended, and applicable exemptions from such state securities acts. He expressly understands that the Company shall not have any obligations to register the Securities for any purpose,.

     4. All statements, requests, notices and agreements hereunder shall be in writing, and shall be delivered or sent by mail, telex or facsimile transmission to:

     If to the Purchaser:       Dr. Edward E. Gatz
                                10029 Frederick Street
                                Omaha NE 68124
                                Telephone: (402) 393-9545
                                Facsimile:   (402) 343-0546


     If to the Company:         Glas-Aire Industries Group Ltd
                                3137 Grandview Highway
                                Vancouver, B.C. V5M 2E9 Canada
                                Telephone: (604)435-2380
                                Facsimile:   (604) 433-0221

     With a copy to:            Henry F. Schlueter
                                Schlueter & Associates, P.C.
                                1050 Seventeenth Street, Suite 1700
                                Denver, Colorado 80265
                                Telephone: (303) 292-3883
                                Facsimile:   (303)296-8880

Any such statements, requests, notices, or agreements shall take effect upon receipt thereof.

     5. This Agreement shall be binding upon, and inure solely to the benefit of the Purchaser and the Company, and their respective heirs, executors, administrators, successors, and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement.

     6. Time shall be of the essence of this Agreement.

     7. This Agreement shall be governed by and construed in accordance with the laws of the State of Nebraska.

     8. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such respective counterparts shall together constitute one and the same instrument.

     If the foregoing is in accordance with your under standing, please sign and return to us three counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between you and the Company.


                                               Very truly yours,

                                               GLAS-AIRE INDUSTRIES GROUP LTD.



                                               By: /s/ William R. Ponsoldt
                                               ---------------------------------
                                               William R. Ponsoldt, Chairman


                                               /s/ Edward E. Gatz
                                               ---------------------------------
                                               Dr. Edward E. Gatz